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                                                                    Exhibit 23.5



August 19, 1997



To the Board of Directors of
Toyota Motor Credit Corporation


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 31, 1996 appearing on page 19 of Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts."